Exhibit 99.1

China Recycling Energy Corp. Enters into Agreement to Acquire Xi’an Taiying Energy Saving Technology Co., Ltd.

Xian, China, December 28, 2020 (GLOBE NEWSWIRE) -- China Recycling Energy Corp. (NASDAQ: CREG; “CREG” or “the Company”), a leading industrial waste-to-energy solution provider in China, today announced that Shanghai TCH Energy Technology Co., Ltd. (“Shanghai TCH”), the Company’s wholly owned subsidiary, has recently entered into an Equity Acquisition Agreement with Xi’an Taiying Energy Saving Technology Co., Ltd. (“Taiying”) and each of its shareholders to acquire 100% ownership of Taiying and become its 100% controlling shareholder, subject to certain closing conditions. Shanghai TCH is acquiring TAIYING for a combination of cash and shares of CREG.

Mr. Guohua Ku, Chairman of the Board of Directors of the Company commented : “We are excited about the opportunity to acquire Taiying. At a time when the development of pure electric vehicles and energy storage of new energy is thriving, Taiying has taken a leading role in completing the integration of the industrial chain and is capable of manufacturing products and investing and operating energy storage projects. Its products cover power battery and energy storage battery, mature technology of battery management system, accurate management of intelligent cloud platform of power station, perfect security measures and accurate remote control systems. Based on high-quality products, and with the advantage of the whole system integration technology, we believe Taiying can control the joint links more effectively, saving human resources for the company, greatly reducing the marginal cost, and improving the competitiveness of the company in the same industry. Its battery products highlight the advantages of high safety, long life and low cost, and we believe its standardized, large-scale, low-cost, high safety and flexible energy storage solutions for power stations are bound to attract more and more investment opportunities. We can not only rely on the integration advantage of the whole industrial chain of Taiying, quickly participate in the power battery supplier list, occupy the market, make this industry bigger and stronger; It can also enable enterprises to obtain valuable new sources of income and realize multiple benefits of energy, economy and environment.”

“We are very pleased for the opportunity to enter an in-depth cooperation in strategy and capital with CREG, a US listed company,” commented by Mr. Zheng Feng, Chairman and CEO of Taiying. “CREG has a wealth of experience in the traditional recycling energy industry investment and operation. Based on our mutual belief and vision of energy storage industry, we plan to cooperate and supplement each other in investment, construction, operation and technology research and development of power plants to collaborate and promote the development of energy storage industry progress.”

Taiying is the largest  enterprise with power battery and energy storage battery PACK applied on the user side. The company vertically integrates the industrial chain and is an enterprise capable of independent research, development and manufacturing of core components such as lithium battery modules, battery PACK, battery management system and energy management system. So far, it has signed contracts and orders from prospective customers of nearly RMB 1 billion  (over USD 150 million).

Taiying is researching and developing the power battery and energy storage battery to put the module of lithium-ion batteries, lithium battery PACK, battery management system, and energy management system onto the key link of the industrial chain, such as surrounding digital, highly renewable, decentralization, and interconnection of the energy supply trend continues to expand, insist on innovation. Taiying is committed to become a manufacturer of lithium battery products and an intelligent energy solution provider.

Taiying has experienced domestic battery module, PACK manufacturing and system integration development team, has accumulated years of experience in product manufacturing, and energy efficiency reform and promotion, have strong project implementation and technology research and development, the innovation strength.

The lithium battery products of Taiying can be applied to: 1. Supply of new energy automobile power battery PACK; 2. In the energy storage industry, peaking shaving of the user side, integration of new energy optical storage and charging, and integration of vehicle storage and charging; 3. Backup power for big data center and 5G communication base station; 4. Battery modules for logistics low-speed vehicles and shared bikes; 5. Abandoned light and wind energy storage power station on the power side of new energy power plant.

About China Recycling Energy Corp.

China Recycling Energy Corp. (NASDAQ: CREG or “the Company”) is based in Xi’an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1 percent of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China. For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.